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                                  EXHIBIT 23(c)

                   CONSENT OF VIRCHOW, KRAUSE & CO. LLP AS TO
                 FINANCIAL STATEMENTS OF PYRAMID BANCORP., INC.




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                   [VIRCHOW KRAUSE & COMPANY, LLP LETTERHEAD]




                                 EXHIBIT 23(c)

                          INDEPENDENT AUDITOR'S CONSENT



We have issued our report dated February 3, 1999, accompanying the consolidated financial statements of Pyramid Bancorp., Inc. and Subsidiary contained in the Registration Statement on Form S-4 of Merchants and Manufacturers
Bancorporation, Inc. and Proxy Statement/Prospectus contained therein.

We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus filed on or about August 31, 1999, and to the use of our name as it appears under the caption "Experts."


                                     /s/ Virchow, Krause & Company LLP
                                     VIRCHOW, KRAUSE & COMPANY, LLP

Brookfield, Wisconsin
August 31, 1999